UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 16, 2021, Uniti Group Inc. (the “Company,” “we,” “us,” or “our”) announced the redemption by its subsidiaries, Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC (the “Issuers”) of all of the outstanding 8.25% Senior Notes due 2023 (CUSIP No. 20341WAD7) (the “2023 Notes”) in accordance with the optional redemption provisions applicable thereto. The 2023 Notes were issued pursuant to the provisions of the Indenture dated as of April 24, 2015 (as amended and supplemented, the “Indenture”), among the Issuers, the guarantors identified therein and Deutsche Bank Trust Company Americas, as trustee.

The redemption date for the 2023 Notes will be April 15, 2021 (the “Redemption Date”) and the redemption price will be equal 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2021	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary